UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                            PURSUANT TO SECTION 14(C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: March 3, 2000

                                  Vaxcel, Inc.
                                  ------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)

          922389-101                                   582027283
          ----------                                   ---------
         (CUSIP Number)                     (IRS Employer Identification Number)


                          c/o Richard Surber, President
                         268 West 400 South, Suite #300
                           Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                             (801) 575-8073 Ext. 106
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For a Proxy
                                       AND
                    You Are Requested Not to Send Us A Proxy

Check the appropriate box:
         [ ]  Preliminary Information Statement

         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
         [X]  Definitive Information Statement

                                 --------------
                                  VAXCEL, INC.
                (Name of Registrant as Specified in its Charter)
                              --------------------

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--------------------------------------------------------------------------------

                                  VAXCEL, INC.

                          268 WEST 400 SOUTH, SUITE 300

                           SALT LAKE CITY, UTAH 84101

                       Notice of Action by Written Consent

                  of a Majority of the Outstanding Common Stock

                   taken on January 31 and February 16, 2000.

To the Stockholders of Vaxcel, Inc.:

     Notice is hereby given that by Written Consent by the holder of a majority of the outstanding common stock of Vaxcel, Inc. (the "Company") the name of the Company has been changed from Vaxcel, Inc. to Chattown.com Network, Inc. and the number of authorized $0.001 par value shares of the Common Stock of the Company has been increased from 30,000,000 to 200,000,000. The number of preferred shares authorized remains at 2,000,000.

     Only stockholders of record at the close of business on February 23, 2000 shall be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                              By Order of the Board of Directors

                                                /s/Richard Surber
                                              --------------------------
                                               President of the Company

         This information Statement is being furnished to all holders of the Common Stock, $.001 par value per share, of the Company in connection with the Action by Written Consent to amend the Company's Certificate of Incorporation.

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



                                     ITEM 1.

                              INFORMATION STATEMENT

         This  information  statement  is being  furnished to all holders of the
$0.001  par  value  common  stock  of  Vaxcel,   Inc.,  a  Delaware  Corporation
("Vaxcel"), in connection with resolutions of the Board of Directors and the written consent of a holder of in excess of 50% of the $0.001 par value common stock of Vaxcel providing for amendments to Vaxcel's Articles of Incorporation changing the name of Vaxcel to "Chattown.com Network, Inc.," and increasing Vaxcel's authorized common shares from 30,000,000 shares of $0.001 par value common stock to 200,000,000 shares of $0.001 par value common stock.

         The Board of Directors and a person owning the majority of the outstanding voting securities of Vaxcel have unanimously adopted, ratified and approved resolutions to effect the name change and recapitalization, and to approve the Stock Purchase Agreement. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The Amendments were filed and became effective on February 3, 2000 (Increase in Authorized Shares) and February 22, 2000 (Name Change).

         New stock certificates taking into account the Name Change may be obtained from American Stock Transfer and Trust Company, whose address and telephone number are as follows:

                  40 Wall Street
                  New York, NY 10005
                  Telephone 212-936-5100

         No transfer fee is required to effect such a transfer. Stock certificates being transferred into the present owner's name need not be signed or guaranteed. Those being transferred to someone other than the present record owner must be signed and bear a "Medallion Member" bank or broker/dealer signature guarantee.

         The Form 10-K filed by Vaxcel with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Vaxcel is presently "current" in the filing of all reports required to be filed by it. See the caption "Additional Information," below.

                         DISSENTER'S RIGHTS OF APPRAISAL

         The General Corporation Law of the State of Delaware ("the Delaware Law") does not provide for dissenter's rights of appraisal in connection with the Name Change or Recapitalization.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The Board of Directors has fixed the close of business on February 23, 2000 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

         At the record date, the Company had outstanding 10,994,656 shares of $0.001 par value common stock. A-Z Professional Consultants ("A-Z") holds 9,625,000 shares of the $0.001 par value common stock of the Company as of the record date, representing more than a majority of the company's outstanding common stock. A- Z has consented to the action required to effect the proposed amendments to the Company's Articles of Incorporation. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

      SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
                                  STOCKHOLDERS

The following table sets forth information about the beneficial ownership of the

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


DeCompany's Common Stock, (no shares of preferred stock are outstanding) as of February 23, 2000 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Company's named Executive Officers and Directors; and
(iii) all Directors and Executive Officers as a group:


Title of Class              Name & Address of Beneficial Owner                Amount & Nature of          Percent
                                                                              Beneficial Ownership        of Class
Common Voting               Richard D. Surber                                 500,000 shares(1)           4.5%
Stock par value             268 West 400 South, Suite 300
$0.001                      Salt Lake City, Utah 84101

Common Voting               A-Z Professional Consultants, Inc.                9,625,000 shares            87.5%
Stock par value             268 West 400 South, Suite 300
$0.001                      Salt Lake City, Utah 84101

Common Voting               BonnieJean Tippetts                               9,625,000 shares(2)         87.5%
Stock par value             268 West 400 South, Suite 300                     (Beneficial)
$0.001                      Salt Lake City, Utah 84101

Common Voting               Directors and Executive Officers as a             9,625,000 shares            87.5%
Stock par value             Group
$0.001

As of February 23, 2000, the Company had 10,994,656 shares of its common voting stock issued and outstanding

                           VOTE REQUIRED FOR APPROVAL

         Section 242 of the corporation laws of the State of Delaware provides an outline of the scope of amendments that a Delaware corporation can make to its Articles of Incorporation. These include the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Delaware corporation are set forth in Section 242. Section 242 provides that the proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

         Section 228 of the Delaware corporation laws provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power. The Board of Directors of Vaxcel and a person owning in excess of 50% of the outstanding voting securities of Vaxcel have adopted, ratified and approved the name change and change in the authorized shares of Vaxcel.(See the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the proposed amendments.

         The securities that would have been entitled to vote if a meeting was required to be held to amend the

------------------

     (1) The Company has authorized the issuance to Richard D.Surber, President of the Company, 500,000 shares of stock for services rendered to the Company.

     (2) BonnieJean Tippetts is the President of A-Z Professional Consultants, Inc.("A-Z"). She also serves as Vice-President and Secretary and a Director of Vexcel. The shares owned by A-Z are attributed to Ms. Tippetts.

Company's Articles of Incorporation consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on February 23, 2000, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendments to Vaxcel's Articles of Incorporation.

                                     ITEM 2.

                    STATEMENT THAT PROXIES ARE NOT SOLICITED

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
                                      PROXY

                                     ITEM 3.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to Vaxcel's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

                             ADDITIONAL INFORMATION

         Additional information concerning Vaxcel, including its annual and quarterly reports for the past twelve months, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

Dated: March 17, 2000



                       By Order of the Board of Directors

                        /s/Richard Surber
                       ----------------------
                       President of the Company

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